Exhibit 99.10(b)
Consent of Independent Registered Public Accounting Firm

The Board of Directors
MONY Life Insurance Company:
We consent to the use of our report dated April 29, 2021, with respect to the financial statements of the subaccounts, which comprise MONY Variable Account A as of December 31, 2020, and for each of the years or periods in the two-year period then ended, incorporated by reference in the Statement of Additional Information, which is part of this registration statement on Form N-4 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 29, 2021

Consent of Independent Registered Public Accounting Firm
 The Board of Directors
 MONY Life Insurance Company:

We consent to the use of our report dated April 23, 2021, with respect to the statutory financial statements of MONY Life Insurance Company as of December 31, 2020 and 2019, and for the years then ended, and financial statement schedules I and IV, incorporated by reference in the Statement of Additional Information, which is part of this registration statement on Form N-4 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
Our report dated April 23, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than U.S. generally accepted accounting principles.  Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the New York State Department of Financial Services.

/s/ KPMG LLP
Birmingham, Alabama
April 29, 2021